UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2018

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS	3

SIGNATURES	4

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The voting results for the matters voted on at the 2018 Annual Meeting of Stockholders of Moody’s Corporation (the “Company”) held on April 24, 2018 are as follows:

1.	Nine directors were elected to serve one-year terms expiring at the Company’s 2019 Annual Meeting of Stockholders as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Basil L. Anderson	158,343,164	2,530,947	739,009	10,629,099
Jorge A. Bermudez	160,591,895	283,766	737,460	10,629,098
Vincent A. Forlenza	159,150,181	1,816,687	646,251	10,629,100
Kathryn M. Hill	160,277,117	707,694	628,308	10,629,100
Raymond W. McDaniel, Jr.	160,786,171	158,372	668,578	10,629,098
Henry A. McKinnell, Jr., Ph.D.	151,822,995	9,140,235	649,891	10,629,098
Leslie F. Seidman	160,720,943	258,020	634,158	10,629,098
Bruce Van Saun	158,888,017	1,967,717	757,387	10,629,098
Gerrit Zalm	160,613,004	361,134	638,983	10,629,098

2.	The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2018 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
170,667,452	1,510,431	64,335	0

3.	The advisory resolution approving executive compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
154,222,648	7,184,417	205,862	10,629,292

4.	The stockholder proposal to amend the Company’s clawback policy was voted on as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,310,145	98,516,489	5,786,482	10,629,103

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date: April 30, 2018

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